Exhibit 5.1

Amcor plc	D +44 1534 514251
44 Esplanade	E simon.dinning@ogier.com
St Helier
JERSEY
JE4 9WG	Reference: SDD/REA/171693.00006

[ ] 2018

Dear Sirs

Amcor plc (the Company)

1                                        Request for opinion

We have been requested to provide you with a legal opinion on matters of Jersey law in relation to the Company.

2                                        Documents examined

2.1                              For the purposes of giving this opinion, we have examined copies of the corporate and other documents and conducted the searches listed in Schedule 1.

2.2                              We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

3                                        Assumptions

In giving this opinion we have relied upon the assumptions set out in Schedule 2 without having carried out any independent investigation or verification in respect of such assumptions.

Ogier
44 Esplanade	Partners
St Helier	Raulin Amy	Sara Johns	Nathan Powell
Jersey JE4 9WG	James Campbell	Niamh Lalor	Daniel Richards
	Richard Daggett	Edward Mackereth	Nigel Sanders
T +44 1534 514000	Katrina Edge	Bruce MacNeil	Nicholas Williams
F +44 1534 514444	Sally Edwards	Steven Meiklejohn
ogier.com	Simon Felton	Julie Melia
	Jonathan Hughes	Oliver Passmore

4                                        Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate existence and capacity

(a)                                the Company has been duly incorporated and is validly existing under the laws of Jersey; and

(b)                                upon the effectiveness of the transaction contemplated by the Transaction Agreement, pursuant to which each of Amcor Limited and Bemis Company Inc. will become wholly-owned subsidiaries of the Company (the Transaction) and when issued as contemplated by the Registration Statement in the form filed with the Commission and pursuant to the Transaction Agreement, the Shares will be validly issued, fully paid and non-assessable.

5                                        Limitations

We offer no opinion:

(a)                                in relation to the laws of any jurisdiction other than Jersey (and we have not made any investigation into such laws);

(b)                                as to the enforceability of any documents entered into or to be entered into by the Company; or

(c)                                 as to the title or interest of the Company to or in, or the existence of, any property or assets the subject of any documents entered into or to be entered into by the Company.

6                                        Governing law and reliance

6.1                              This opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.  This opinion is confined to and given on the basis of the laws and practice in Jersey at the date hereof.

6.2                              This opinion is given for your benefit and, with the exception of your professional advisers (acting only in that capacity), it may not be disclosed to or relied upon by any person or used for any other purpose or referred to or made public in any way without our prior written consent.

Yours faithfully

Ogier

SCHEDULE 1

Documents examined

1                                        The registration statement on Form S-4 filed with the US Securities and Exchange Commission (the Commission) relating to the registration under the Securities Act of 1933 of [ • ] ordinary shares of the Company (the Shares) (the Registration Statement).

2                                        The transaction agreement dated August 6, 2018 between amongst the Company, Amcor Limited, Arctic Corp. and Bemis Company, Inc. (the Transaction Agreement).

3                                        A copy of the certificate of incorporation, any certificates of incorporation upon change of name.

4                                        The current memorandum and articles of association of the Company (including any special resolutions amending the memorandum and articles of association of the Company) and the new memorandum and articles of association (the New M&As) proposed to be adopted by the Company with effect from the effective time of the Transaction.

Searches

1                                        The public records of each Company on file and available for inspection at the Companies Registry of the Jersey Financial Services Commission on the date hereof (the Public Records).

2                                        The results received on the date hereof of our written enquiry in respect of each Company made to the Viscount’s Department (the Désastre Search) which is akin to a bankruptcy search in England and Wales.

3                                        Printed search results of the Jersey register of security interests (the SIR) established pursuant to Part 8 of the Security Interests (Jersey) Law 2012 (the SIJL) in respect of a search against the names of the Companies made on the date hereof (the SIR Search).

SCHEDULE 2

Assumptions

1                                        Signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

2                                        All copy documents and counterparts of documents provided to us (whether in facsimile, electronic or other form) conform to the originals of such documents and those originals are authentic and complete.

3                                        None of the opinions expressed in this opinion will be adversely affected by the laws or public policies of any jurisdiction other than Jersey.

4                                        The information and documents disclosed by our searches of the Public Records is accurate as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the law of Jersey to be delivered for registration, which was not included in the Public Records.

5                                        The shareholders of the Company have passed resolutions of the Company at a meeting of the Company to, amongst other things, approve:

(a)                                the redenomination of the issued share capital of the Company;

(b)                                the subdivision and consolidation of the issued share capital of the Company;

(c)                                 the increase of the authorised share capital of the Company;

(d)                                the adoption of the New M&As; and

(e)                                 the Transaction.

6                                        A meeting of the Company’s board of directors (or a duly authorised committee thereof) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue the Shares.

7                                        All Shares will be, duly allotted and in accordance with the Company’s New Memorandum and Articles.

8                                        The written confirmation provided by the Viscount’s Department in response to the Désastre Search is accurate and complete as at the date hereof.

9                                        The information and documents disclosed by our searches of the Public Records is accurate as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the law of Jersey to be delivered for registration, which was not included in the Public Records.

10                                 The information disclosed by the SIR Search is true, accurate and complete as of the date hereof and there is no information which has been delivered to the SIR for registration which was not disclosed by the SIR Search.

SCHEDULE 3

Qualifications

1                                        Information available in public registries in Jersey is limited and, in particular, the only publicly available records of security over the shares or assets of Jersey companies include the Jersey registers for:

(a)                                certain security over intangible movable property governed by the SIJL (but not security governed by the Security Interests (Jersey) Law 1983);

(b)                                security over immovable property situated in Jersey;

(c)                                 security over ships in respect of which title has been entered on the Registry of British Ships maintained in Jersey; and

(d)                                aircraft mortgages and aircraft engine mortgages which have been registered on the Jersey Aircraft Register.

2                                        The search of the Public Records referred to in this opinion is not conclusively capable of revealing whether or not an order has been made or a resolution passed for the winding up or dissolution of either of the Companies or for the appointment of a liquidator in respect of either Company, as notice of these matters might not be filed with the Jersey Financial Services Commission immediately and, when filed, might not be entered on the public record of the relevant Company immediately.

3                                        The written confirmation provided by the Viscount’s Department in response to the Désastre Search relates only to the property of either Company being declared to be “en désastre”.  There is no formal procedure for determining whether either Company has otherwise become “bankrupt”, as defined in the Interpretation (Jersey) Law 1954.

4                                        The SIR Search will not reveal all security interests created under the laws of Jersey or by the Companies and, in particular, will not reveal those created:

(a)                                under the Security Interests (Jersey) Law 1983;

(b)                                by possession or control in accordance with the SIJL (unless they are also registered in the SIR);

(c)                                 under the laws of a jurisdiction other than Jersey;

(d)                                by trustees of a trust (other than a prescribed unit trust (as defined in the Security Interests (Registration and Miscellaneous Provisions) (Jersey) Order 2013)) in respect of trust property of that trust; or

(e)                                 under the SIJL where the relevant financing statements have been removed from the SIR for whatsoever reason, or have not yet been registered.